Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  Registration Statement (Form S-3 No. 333-39174) of Steiner Leisure Limited,
  Registration Statement (Form S-3 No. 333-73363) of Steiner Leisure Limited,
  Registration Statement (Form S-3 No. 333-76436) of Steiner Leisure Limited,
  Registration Statement (Form S-3 No. 333-109283) of Steiner Leisure Limited,
  Registration Statement (Form S-8 No. 333-39927) pertaining to the Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan,
  Registration Statement (Form S-8 No. 333-52343) pertaining to the Steiner Leisure Limited Non-Employee Directors Share Option Plan and
  Registration Statement (Form S-8 No. 333-127061) pertaining to the Steiner Leisure Limited 2004 Equity Incentive Plan;

and in the related prospectuses of our reports dated February 27, 2009, with respect to the consolidated financial statements of Steiner Leisure Limited and the effectiveness of internal control over financial reporting of Steiner Leisure Limited, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Ernst & Young LLP
Certified Public Accountants

Miami, Florida
February 27, 2009